Exhibit 99.1

News Release
Sunoco LP Announces Fourth Quarter and Full Year Financial and Operating Results

DALLAS, February 20, 2019 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three- and twelve-month period ended December 31, 2018.

For the three months ended December 31, 2018, net loss was $72 million versus net income of $232 million in the fourth quarter of 2017. The net loss includes approximately $135 million of non-cash inventory adjustments.

Adjusted EBITDA(1) for the three months ended December 31, 2018 totaled $180 million compared with $158 million in the fourth quarter of 2017. Results were supported by an increase in the Partnership’s fuel volumes and strong wholesale fuel margins.

Distributable Cash Flow, as adjusted(1), for the quarter was $114 million, compared to $106 million a year ago. This year-over-year increase reflects higher Adjusted EBITDA and lower cash interest expense offset by higher current tax expense and maintenance capital expenditures.

Recent Accomplishments and Other Developments

•
Reported current quarter cash coverage of 1.33 times and trailing twelve months coverage of 1.32 times. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.16 times at the end of the fourth quarter.

•	Completed the acquisition of BRENCO Marketing Corporation’s fuel distribution business for approximately $24 million plus working capital adjustments. The transaction closed on October 16, 2018.

•
Completed the acquisition of the refined products terminalling business from American Midstream Partners, LP for approximately $125 million plus working capital adjustments. The transaction closed on December 20, 2018.

•
Completed the acquisition of the wholesale fuel distribution business from Schmitt Sales, Inc. and acquired certain convenience store locations from Speedway LLC for approximately $50 million plus working capital adjustments. The Schmitt Sales transaction closed on December 18, 2018 and the Speedway acquisition closed on January 29, 2019.

•
Executed a definitive asset purchase agreement with Attis Industries Inc. in January 2019 for the sale of Sunoco’s ethanol plant, including the grain malting operation, in Fulton, New York for total consideration of $20 million in cash plus working capital adjustments.

Distribution
On January 25, 2019, the Board of Directors of SUN’s general partner declared a distribution for the fourth quarter of 2018 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution was paid on February 14, 2019 to common unitholders of record on February 6, 2019.
Liquidity
At December 31, SUN had borrowings of $700 million against its revolving line of credit and other long-term debt of $2.3 billion. In the fourth quarter of 2018, SUN did not issue any common units through its at-the-market equity program.
Capital Spending
SUN's gross capital expenditures for the fourth quarter were $41 million, which included $26 million for growth capital and $15 million for maintenance capital.

Gross capital expenditures for the full year 2018 were $103 million, which included $72 million for growth capital and $31 million for maintenance capital.

Excluding acquisitions, SUN expects to spend approximately $90 million on growth capital and approximately $45 million on maintenance capital for the full year 2019.

SUN’s segment results and other supplementary data are provided after the financial tables below.

(1)
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.

Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, February 21, at 9:30 a.m. CT (10:30 a.m. ET) to discuss fourth quarter results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Events and Presentations.

Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Operating, L.P., a subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Investors:
Scott Grischow, Vice President - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA, Manager - Investor Relations, Growth and Strategy
(214) 840-5553, derek.rabe@sunoco.com

Media:
Alyson Gomez, Director - Communications
(214) 840-5641, alyson.gomez@sunoco.com

- Financial Schedules Follow -

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31, 2018	December 31, 2017
	(in millions, except units)
Assets
Current assets:
Cash and cash equivalents	$56	$28
Accounts receivable, net	374	541
Receivables from affiliates	37	155
Inventories, net	374	426
Other current assets	64	81
Assets held for sale	—	3,313
Total current assets	905	4,544
Property and equipment, net	1,546	1,557
Other assets:
Goodwill	1,559	1,430
Intangible assets, net	708	768
Other noncurrent assets	161	45
Total assets	$4,879	$8,344
Liabilities and equity
Current liabilities:
Accounts payable	$412	$559
Accounts payable to affiliates	149	206
Accrued expenses and other current liabilities	299	368
Current maturities of long-term debt	5	6
Liabilities associated with assets held for sale	—	75
Total current liabilities	865	1,214
Revolving line of credit	700	765
Long-term debt, net	2,280	3,519
Advances from affiliates	24	85
Deferred tax liability	103	389
Other noncurrent liabilities	123	125
Total liabilities	4,095	6,097
Commitments and contingencies
Equity:
Limited partners:
Series A Preferred unitholders - affiliated (no units issued and outstanding as of December 31, 2018 and 12,000,000 units issued and outstanding as of December 31, 2017)	—	300
Common unitholders (82,665,057 units issued and outstanding as of December 31, 2018 and 99,667,999 units issued and outstanding as of December 31, 2017)	784	1,947
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2018 and December 31, 2017)	—	—
Total equity	784	2,247
Total liabilities and equity	$4,879	$8,344

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(dollars in millions, except unit and per unit amounts)
Revenues:
Motor fuel sales	$3,784	$2,758	$16,504	$10,910
Rental income	39	22	130	89
Other	54	179	360	724
Total revenues	3,877	2,959	16,994	11,723
Cost of sales and operating expenses:
Cost of sales	3,694	2,682	15,872	10,615
General and administrative	38	42	141	140
Other operating	93	94	363	375
Rent	18	19	72	81
Loss on disposal of assets and impairment charges	22	12	19	114
Depreciation, amortization and accretion	50	45	182	169
Total cost of sales and operating expenses	3,915	2,894	16,649	11,494
Operating income (loss)	(38)	65	345	229
Interest expense, net	39	46	144	209
Loss on extinguishment of debt and other	—	—	109	—
Income (loss) from continuing operations before income taxes	(77)	19	92	20
Income tax expense (benefit)	(5)	(202)	34	(306)
Income (loss) from continuing operations	(72)	221	58	326
Income (loss) from discontinued operations, net of income taxes	—	11	(265)	(177)
Net income (loss) and comprehensive income (loss)	$(72)	$232	$(207)	$149

Net income (loss) per common unit - basic:
Continuing operations	$(1.11)	$1.91	$(0.25)	$2.13
Discontinued operations	—	0.11	(3.14)	(1.78)
Net income (loss)	$(1.11)	$2.02	$(3.39)	$0.35

Net income (loss) per common unit - diluted:
Continuing operations	$(1.11)	$1.90	$(0.25)	$2.12
Discontinued operations	—	0.11	(3.14)	(1.78)
Net income (loss)	$(1.11)	$2.01	$(3.39)	$0.34

Weighted average limited partner units outstanding:
Common units - basic	82,543,312	99,522,581	84,299,893	99,270,120
Common units - diluted	83,226,399	100,177,114	84,820,570	99,728,354

Cash distribution per unit	$0.8255	$0.8255	$3.30	$3.30

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations but should not serve as the only criteria for predicting our future performance.
Our financial statements reflect two reportable segments, fuel distribution & marketing and all other. After the Retail Divestment and the conversion of 207 retail sites to commission agent sites, the Partnership has renamed the former Wholesale segment to Fuel Distribution and Marketing and the former Retail segment is renamed to All Other.
Key operating metrics set forth below are presented for the years and three months ended December 31, 2018 and 2017 and have been derived from our historical consolidated financial statements.
The accompanying footnotes to the following four key operating metrics tables can be found immediately preceding our capital spending discussion.

	Year Ended December 31,
	2018			2017
	Fuel Distribution and Marketing	All Other	Total	Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$15,466	$1,038	$16,504	$9,333	$1,577	$10,910
Rental income	118	12	130	77	12	89
Other	48	312	360	50	674	724
Total revenues	$15,632	$1,362	$16,994	$9,460	$2,263	$11,723
Gross profit (1):
Motor fuel	$673	$123	$796	$535	$157	$692
Rental	118	12	130	77	12	89
Other	40	156	196	39	288	327
Total gross profit	$831	$291	$1,122	$651	$457	$1,108
Income (loss) from continuing operations	80	(22)	58	167	159	326
Loss from discontinued operations, net of taxes	—	(265)	(265)	—	(177)	(177)
Net income (loss) and comprehensive income (loss)	$80	$(287)	$(207)	$167	$(18)	$149
Adjusted EBITDA (2)	$554	$84	$638	$346	$386	$732
Distributable Cash Flow, as adjusted (2)			$455			$473
Operating Data:
Total motor fuel gallons sold (3)			7,859			7,947
Motor fuel gross profit cents per gallon (3) (4)			11.4 ¢			15.2 ¢

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), and Adjusted EBITDA to Distributable Cash Flow, as adjusted:

	Year Ended December 31,
	2018	2017	Change
	(in millions)
Segment Adjusted EBITDA
Fuel distribution and marketing	$554	$346	$208
All other	84	386	(302)
Total	638	732	(94)
Depreciation, amortization and accretion (3)	(182)	(203)	21
Interest expense, net (3)	(146)	(245)	99
Non-cash compensation expense (3)	(12)	(24)	12
Loss on disposal of assets and impairment charges (3)	(80)	(400)	320
Loss on extinguishment of debt and other (3)	(129)	—	(129)
Unrealized gain (loss) on commodity derivatives (3)	(6)	3	(9)
Inventory adjustments (3)	(84)	28	(112)
Other non-cash adjustments	(14)	—	(14)
Income (loss) before income tax (expense) benefit (3)	(15)	(109)	94
Income tax (expense) benefit (3)	(192)	258	(450)
Net income (loss) and comprehensive income (loss)	$(207)	$149	$(356)

Adjusted EBITDA	$638	$732	$(94)
Cash interest expense (3)	142	231	(89)
Current income tax expense (3)	489	4	485
Transaction-related income taxes (5)	(470)	—	(470)
Maintenance capital expenditures (3)	31	48	(17)
Distributable Cash Flow	446	449	(3)
Transaction-related expenses (3)	11	47	(36)
Series A Preferred distribution	(2)	(23)	21
Distributable Cash Flow, as adjusted	$455	$473	$(18)

The following table sets forth, for the periods indicated, information concerning key measures we rely on to gauge our operating performance:

	Three Months Ended December 31,
	2018			2017
	Fuel Distribution and Marketing	All Other	Total	Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$3,606	$178	$3,784	$2,344	$414	$2,758
Rental income	36	3	39	19	3	22
Other	7	47	54	12	167	179
Total revenues	$3,649	$228	$3,877	$2,375	$584	$2,959
Gross profit (1):
Motor fuel	$86	$31	$117	$151	$25	$176
Rental	36	3	39	19	3	22
Other	5	22	27	10	69	79
Total gross profit	$127	$56	$183	$180	$97	$277
Income (loss) from continuing operations	(52)	(20)	(72)	47	174	221
Income from discontinued operations, net of taxes	—	—	—	—	11	11
Net income (loss) and comprehensive income (loss)	$(52)	$(20)	$(72)	$47	$185	$232
Adjusted EBITDA (2)	$159	$21	$180	$90	$68	$158
Distributable Cash Flow, as adjusted (2)			$114			$106
Operating Data:
Total motor fuel gallons sold (3)			2,021			1,972
Motor fuel gross profit cents per gallon (3) (4)			12.4 ¢			15.3¢

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), and Adjusted EBITDA to Distributable Cash Flow, as adjusted:

	Three Months Ended December 31,
	2018	2017	Change
	(in millions)
Segment Adjusted EBITDA
Fuel distribution and marketing	$159	$90	$69
All other	21	68	(47)
Total	180	158	22
Depreciation, amortization and accretion (3)	(50)	(48)	(2)
Interest expense, net (3)	(39)	(61)	22
Non-cash compensation expense (3)	(2)	(6)	4
Loss on disposal of assets and impairment charges (3)	(22)	(33)	11
Unrealized loss on commodity derivatives (3)	(5)	(2)	(3)
Inventory adjustments (3)	(135)	20	(155)
Other non-cash adjustments	(4)	—	(4)
Income (loss) before income tax (expense) benefit (3)	(77)	28	(105)
Income tax (expense) benefit (3)	5	204	(199)
Net income (loss) and comprehensive income (loss)	$(72)	$232	$(304)

Adjusted EBITDA	$180	$158	$22
Cash interest expense (3)	39	59	(20)
Current income tax expense (3)	11	(3)	14
Maintenance capital expenditures (3)	15	13	2
Distributable Cash Flow	115	89	26
Transaction-related expenses (3)	(1)	25	(26)
Series A Preferred distribution	—	(8)	8
Distributable Cash Flow, as adjusted	$114	$106	$8
_______________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, Series A Preferred distribution, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;

•	securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and

•
Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.

Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and

•	as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.

(3)Includes amounts from discontinued operations.
(4)Includes other non-cash adjustments and excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.
(5)Transaction-related income taxes primarily related to the 7-Eleven Transaction.